SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549

                _________________________________

                            FORM 8-K



                         CURRENT REPORT


             Pursuant to Section 13 or 15(d) of the

                 Securities Exchange Act of 1934



  Date of Report (Date of earliest event reported):  February 21, 2006
                                                     -----------------


                 COAST FINANCIAL HOLDINGS, INC.
      ----------------------------------------------------
     (Exact Name of Registrant as Specified in its Charter)



     Florida                          000-50433           14-1858265
----------------------------  ----------------------    --------------
(State or Other Jurisdiction (Commission File Number)    (IRS Employer
       Incorporation)                                 Identification Number)



1301 - 6th Avenue, Suite 300, Bradenton, Florida       34205
-----------------------------------------------       --------
   (Address of Principal Executive Offices)          (Zip Code)



Registrant's telephone number, including area code:   (941) 752-5900
                                                      --------------




Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction
A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01.  Entry into a Material Definitive Agreement.

      On February 21, 2006, based on the recommendation of its Compensation Committee, the Board of Directors of Coast Financial Holdings, Inc. (the "Company") unanimously approved director compensation arrangements whereby non-employee directors will receive (i) an annual retainer fee of $12,000, (ii) an additional annual retainer fee of $2,400 for the chairman of each of the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee, and the Executive Committee (together, the "Board Committees"), and (iii) an additional annual retainer fee of $2,400 for each member of each of the Board Committees, including their chairman. All directors residing outside the State of Florida also receive reimbursement of travel expense in connection with board and committee meeting attendance. No meeting attendance fees will be paid to the directors.

     All director fees will be paid on a quarterly basis. Directors are permitted to elect to receive their fees in the form of a cash payment or in the form of stock options. Stock options will be valued based on the Black-Scholes option pricing model. The election of the form of payment must be made annually by each director and no change in the form of such payments is permitted during the year.

     James K. Toomey, Chairman of the Board, has declined to receive any compensation during 2006 for his service as a director or as a chairman or a member of any Board Committee.




[Rest of Page Intentionally Blank.  Signature on following Page.]











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                            SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              COAST FINANCIAL HOLDINGS, INC.



Date:  February 24, 2006      By:   /s/ Brian F. Grimes
                                   -----------------------
                                   Brian F. Grimes
                                   Chief Financial Officer







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